Exhibit 99.2

Trawsfynydd Therapeutics, Inc.

Financial Statements

For the three months ended March 31, 2024 and 2023

TABLE OF CONTENTS

Financial Statements
Condensed Balance Sheets as of March 31, 2024 (unaudited) and December 31, 2023	3
Condensed Statements of Operations for the three months ended March 31, 2024 and 2023 (unaudited)	4
Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the three months ended March 31, 2024 and 2023 (unaudited)	5
Condensed Statements of Cash Flow for the three months ended March 31, 2024 and 2023 (unaudited)	6
Notes to Condensed Financial Statements (unaudited)	7

Trawsfynydd Therapeutics, Inc.

Condensed Balance Sheets

As of March 31, 2024 and December 31, 2023

	March 31, 2024 (unaudited)	December 31, 2023
Assets
Current assets:
Cash	$43,706	$794
Total assets	$43,706	$794
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders' Deficit
Current liabilities:
Accrued expenses and other current liabilities	$4,964,577	$2,527,776
Total current liabilities	4,964,577	2,527,776
SAFE liability	48,069,545	30,957,000
Total liabilities	53,034,122	33,484,776

Commitments and contingencies (Note 5)

Redeemable convertible preferred stock: $0.0001 par value; 2,466,888 shares authorized, issued, and outstanding. Aggregate liquidation preference: $13,059,996	12,287,547	12,287,547

Stockholders' Deficit
Common stock: $0.0001 par value; 10,000,000 shares authorized; and 200,000 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	20	20
Additional paid-in capital	4,084,826	4,021,035
Accumulated deficit	(69,362,809)	(49,792,584)
Total stockholders' deficit	(65,277,963)	(45,771,529)
Total liabilities, redeemable convertible preferred stock, and stockholders' deficit	$43,706	$794

The accompanying notes are an integral part of these (unaudited) financial statements.

Trawsfynydd Therapeutics, Inc.

Condensed Statements of Operations

For the three months ended March 31, 2024 and 2023

(unaudited)

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$3,336,801	$16,525,374
General and administrative	120,879	3,504
Total operating expenses	3,457,680	16,528,878
Loss from operations	(3,457,680)	(16,528,878)

Other income (expense):
Change in fair value of SAFE liability	(13,693,672)	-
Loss on issuance of SAFE instrument	(2,418,873)	-
Total other expense, net	(16,112,545)	-
Net Loss	$(19,570,225)	$(16,528,878)

The accompanying notes are an integral part of these (unaudited) financial statements.

Trawsfynydd Therapeutics, Inc.

Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

For the three months ended March 31, 2024 and 2023

(unaudited)

	Redeemable Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2022	2,466,888	$12,287,547	200,000	$20	$1	$(7,850,855)	$(7,850,834)
Stock-based compensation	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	(16,528,878)	(16,528,878)
Balance at March 31, 2023	2,466,888	$12,287,547	200,000	$20	$1	$(24,379,733)	$(24,379,712)

	Redeemable Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2023	2,466,888	$12,287,547	200,000	$20	$4,021,035	$(49,792,584)	$(45,771,529)
Stock-based compensation	-	-	-	-	63,791	-	63,791
Net loss	-	-	-	-	-	(19,570,225)	(19,570,225)
Balance at March 31, 2024	2,466,888	$12,287,547	200,000	$20	$4,084,826	$(69,362,809)	$(65,277,963)

The accompanying notes are an integral part of these (unaudited) financial statements.

Trawsfynydd Therapeutics, Inc.

Condensed Statements of Cash Flows

For the three months ended March 31, 2024 and 2023

(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(19,570,225)	$(16,528,878)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	63,791	-
Change in fair value of SAFE liability	13,693,672	-
Loss on issuance of SAFE instruments	2,418,873	-
Acquisition of license for research and development	-	13,249,000
Changes in operating assets and liabilities:
Prepaid research and development expense	-	940,974
Accrued expenses and other current liabilities	2,436,801	335,400
Net cash used in operating activities	(957,088)	(2,003,504)

Cash flows from financing activities:
Proceeds from issuance of SAFE instrument	1,000,000	-
Net cash provided by financing activities	1,000,000	-

Net increase (decrease) in cash	42,912	(2,003,504)
Cash, beginning of period	794	2,376,154
Cash, end of period	$43,706	$372,650

The accompanying notes are an integral part of these (unaudited) financial statements.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

1	Organization and Description of Business

Trawsfynydd Therapeutics, Inc. (the “Company”) is a privately-held biotechnology company developing antivirals for influenza, COVID and other infectious diseases. The Company was incorporated on December 13, 2021, pursuant to the laws of the State of Delaware.

Liquidity

The Company has a limited operating history and has incurred recurring losses and negative operating cash flows since inception. As of March 31, 2024, the Company had an accumulated deficit of $69.4 million. The Company has been primarily performing research and development activities, establishing and maintaining its intellectual property, and raising capital to support and expand its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company has funded its operations primarily through the sale of its series seed redeemable convertible preferred stock and the issuance of a simple agreement for future equity instrument (“SAFE instrument(s)”) in exchange for the acquisition of a license to support its research and development activities. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales of its product candidates currently in development. Additional financing will be needed by the Company to fund its operations and to commercially develop its product candidates. No assurance can be given that any such financing will be available when needed or that the Company’s research and development efforts will be successful. If the Company is unable to obtain additional financing, the lack of liquidity could have a material adverse effect on the Company’s future prospects.

The Company’s financial statements have been prepared on the basis of the Company continuing as a going concern, which assumes the continuity of operations, the realization of assets and the settlement of liabilities and commitments as they come due in the normal course of business. As further described in Note 11, the Company recently completed a merger transaction, effective April 1, 2024, with Onconova Therapeutics, Inc. (“Onconova”), whereby Onconova acquired 100% of the Company’s outstanding equity interests.

2	Significant accounting policies and basis of presentation

Basis of presentation

The accompanying interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements and pursuant to the rules of the Securities and Exchange Commission (“SEC”). Accordingly, certain information and footnotes required by GAAP for complete financial statements have been omitted. It is the opinion of management that all adjustments considered necessary for a fair presentation have been included, and that all such adjustments are of a normal recurring nature. The results of operations for the three-month period ended March 31, 2024 are not necessarily indicative of the results to be expected for the full year or any other period. The unaudited condensed financial statements should be read in conjunction with the financial statements and related notes for the year ended December 31, 2023.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting periods. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could differ from those estimates. The most significant estimates relate to the accrual of research and development expenses, valuation of a SAFE instrument, valuation of preferred stock tranche liabilities, and valuation of stock option awards for share-based compensation.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

Cash

Cash is comprised of cash deposits held with financial institutions.

Concentrations and risks and uncertainties

Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. Substantially all of the Company’s cash deposits are maintained at one financial institution domiciled in the United States. Amounts on deposit with this financial institution may, from time to time, exceed the federally insured limit. The Company is exposed to credit risk in the event of default by the financial institution holding its cash to the extent recorded in the condensed balance sheet. The Company has not experienced any losses on its deposits.

Business risks

The Company’s future results of operations involve a number of other risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, uncertainty of results of clinical trials and reaching milestones, uncertainty of regulatory approval of the Company’s current and potential future product candidates, uncertainty of market acceptance of the Company’s product candidates, competition from substitute products and larger companies, securing and protecting proprietary technology, strategic relationships and dependence on key individuals or sole-source suppliers.

The Company’s product candidates require approvals from the U.S. Food and Drug Administration and comparable foreign regulatory agencies prior to commercial sales in their respective jurisdictions. There can be no assurance that any product candidates will receive the necessary approvals. If the Company was denied approval, approval was delayed, or the Company was unable to maintain approval for any product candidate, it could have a materially adverse impact on the Company.

Fair Value Measurements

Fair value is defined as the exchange price to sell an asset or transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value should be based on the assumptions market participants would use when pricing the asset or liability. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

Fair value measurements are classified and disclosed in one of the following three categories:

Level 1: Quoted unadjusted prices for identical instruments in active markets.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

Level 2: Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all observable inputs and significant value drivers are observable in active markets.

Level 3: Model derived valuations in which one or more significant inputs or significant value drivers are unobservable, including assumptions developed by the Company.

There were no transfers between Levels 1, 2, or 3 of such instruments during the three months ended March 31, 2024.

The carrying amounts of the Company’s accrued expenses and other current liabilities approximate their fair values due to their short-term nature. See Note 4 for further information.

Research and development costs

Research and development costs consist primarily of the cost of subcontractors and materials used for research and development activities, including nonclinical studies and professional services, and licenses to intellectual property that have no alternative future use. The costs of services performed by others in connection with the research and development activities of the Company, including research and development conducted by others on behalf of the Company, is included in research and development costs and expensed as the contracted work is performed. The Company accrues for costs incurred as the services are being provided by monitoring the status of the project and the invoices received from its external service providers. Where contingent milestone payments are due to third parties under research and development arrangements or licence agreements, the milestone payment obligations are expensed when the milestone results are probable to be achieved. Research and development costs also include costs related to license payments related to acquiring intellectual property rights for the Company’s research and development efforts.

Income taxes

There is no provision for income taxes for the three months ended March 31, 2024 or 2023 because the Company has historically incurred operating losses and maintains a full valuation allowance against its deferred tax assets.

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered or settled. Realization of deferred tax assets is dependent upon future taxable income. A valuation allowance is recognized if it is more likely than not that some portion or all of a deferred tax asset will not be realized based on the weight of available evidence, including expected future earnings. As of March 31, 2024 and December 31, 2023, management believes it is more likely than not that no benefits will be derived from the Company’s deferred tax assets.

The Company recognizes an uncertain tax position in its financial statements when it concludes that a tax position is more likely than not to be sustained upon examination based solely on its technical merits. Only after a tax position passes the first step of recognition will measurement be required. Under the measurement step, the tax benefit is measured as the largest amount of benefit that is more likely than not to be realized upon effective settlement. This is determined on a cumulative probability basis. The full impact of any change in recognition or measurement is reflected in the period in which such change occurs. As of March 31, 2024 and December 31, 2023, the Company has not recorded any uncertain tax positions. The Company elected to record any interest or penalties related to income taxes as part of its income tax expense. There were no interest or penalties related to income taxes for the three months ended March 31, 2024 or 2023.

The tax years from 2021 of the Company are open to examination by federal tax and state tax authorities. To the extent utilized in future years’ tax returns, net operating loss carryforwards at March 31, 2024, will remain subject to examination until they are utilized. The Company has not been informed by any tax authorities for any jurisdiction that any of its tax years is under examination as of March 31, 2024.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

Simple agreement for future equity (“SAFE”) liability

The SAFE instruments issued in March 2024 and January 2023 have the potential for cash settlement upon the occurrence of certain “liquidity events” (including a change of control or initial public offering) and “dissolution events” (including voluntary termination of operations, a general assignment for the benefit of the Company’s creditors, or any other liquidation, dissolution or winding up of the Company (excluding a liquidity event) whether voluntary or involuntary). The instruments, at the election of the holder, can also be settled in shares of the Company’s redeemable convertible preferred stock which are contingently redeemable upon a liquidation event that may obligate the Company to transfer assets at some point in the future. The SAFE instruments were determined to be liability classified on issuance and recorded at estimated fair value. The SAFE instrument is subject to remeasurement at each reporting date with estimated changes in fair value recognized in other income (expense) in the statements of operations until settlement or termination in cash or shares.

Redeemable convertible preferred stock

The Company records shares of its redeemable convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs and net of related preferred stock tranche liabilities. The Company classifies its preferred stock outside of total stockholders’ deficit because, in the event of certain “liquidation events” (including a merger, acquisition or sale of all or substantially all of the Company’s assets) that are not solely within the control of the Company, the shares would become redeemable at the option of the holders. The Company did not adjust the carrying values of the preferred stock to the deemed liquidation values of the shares since a liquidation event was not probable at any of the reporting dates. Subsequent adjustments to increase or decrease the carrying values to the liquidation values will be made only if and when it becomes probable that such liquidation event will occur.

Share-based compensation

The Company measures its share-based awards, including grants to both employees and non-employees, based on their grant-date fair values. The Company’s share-based awards currently include option awards to purchase common stock of the Company, which vest based on a service condition. The Company records compensation expense for these service-based awards beginning on the grant date over the requisite service period in which the awards are expected to vest on a straight-line basis, subject to a minimum expense amount based on the awards that have vested to date. The common stock issued to option holders upon the exercise of option awards are authorized and previously unissued common stock of the Company. Forfeitures are recognized as they occur.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

The grant date fair value of employee and non-employee options is determined using the Black-Scholes option pricing model, which includes inputs such as the fair value of the Company’s common stock, expected term, risk-free rate, expected stock price volatility over the expected term, and expected dividend yield. For all options granted, the Company calculated the expected term based on the simplified method. The Company has no publicly available stock information and therefore, the Company used the historical volatility of the stock price of similar publicly traded peer companies. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The Company does not anticipate that dividends will be distributed in the near future.

The absence of an active market for the Company’s common stock requires the Company’s Board of Directors to determine the fair value of its common stock for purposes of granting options. The Company obtains third-party valuations to assist the Board of Directors in determining the fair value of the Company’s common stock.

Recently issued accounting pronouncements

In December 2023, the Financial Accounting Standards Board issued Accounting Standard Update 2023-09, Income Taxes: Improvements to Income Tax Disclosures, which requires enhanced annual disclosures regarding the rate reconciliation and income taxes paid information. This standard is effective for fiscal years beginning after December 15, 2024, and may be adopted on a prospective or retrospective basis, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.

3	Other financial statement information

Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	As of
	March 31,	December 31,
	2024	2023
Accrued research and development	$4,949,171	$2,512,370
Other accrued liabilities	15,406	15,406
Total accrued expenses and other current liabilities	$4,964,577	$2,527,776

4	Fair value measurements

The SAFE liability is a Level 3 financial instrument measured at fair value on a recurring basis.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

The following table provides a summary of changes in the estimated fair value of the SAFE liability:

For the three months ended
March 31, 2024
Balance at January 1, 2024	$30,957,000
Issuance of SAFE instruments	3,418,873
Change in fair value	13,693,672
Balance at March 31, 2024	$48,069,545

The fair value of the SAFE liability was estimated using the estimated fair value of the underlying equity of the Company discounted for a lack of marketability of 10.0%.

5	Commitment and contingencies

Guarantees and Indemnifications

In the normal course of business, the Company enters into agreements that contain a variety of representations and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future. The Company has entered into indemnification agreements with certain directors and officers that require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of the status or service as directors or officers. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. As of March 31, 2024, the Company does not have any material indemnification claims that were probable or reasonably possible and consequently has not recorded related liabilities.

Contingencies

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company is not currently a party to any material legal proceedings.

6	Viriom License Agreement and SAFE instruments

2023 SAFE instrument

On January 20, 2023, the Company and Viriom, Inc. (“Viriom”) entered into a license agreement for the purchase of intellectual property under which the Company acquired an exclusive royalty-free, fully paid up, sublicensable, worldwide license to patents that are specifically for the use in the development for the treatments of and methods to prevent viral diseases. In exchange for the license grant, the Company issued to Viriom a SAFE instrument for payment of the non-refundable license fee of $13,059,996. Because the acquired license from Viriom has no alternative future use, the license fee was recorded immediately through research and development expenses in the Company’s statement of operations for the year ended December 31, 2023.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

The SAFE instrument was issued on January 20, 2023 to Viriom as payment of the entire license fee. The SAFE instrument can be converted at any time by Viriom before expiration or termination of the instrument into 2,466,888 shares of the Company’s series seed redeemable convertible preferred stock at a price per share of $5.294118, subject to adjustment in certain events.

If there is a liquidity event before the expiration or termination of the SAFE instrument, Viriom, at its option, will receive either (i) a cash payment equal to $13,059,996 or (ii) automatically receive from the Company 2,466,888 shares of the Company’s common stock at a price per share of $5.294118, subject to adjustment in certain events. A liquidity event includes a change of control event or the closing of an initial public offering of the Company’s common stock.

In the event of a voluntary or involuntary dissolution event of the Company before the expiration or termination of the SAFE instrument, Viriom will receive a cash payment equal to $13,059,996.

The SAFE instrument had a fair value of $13,249,000 on issuance, which was recorded as a liability in the condensed balance sheet. Any changes in the fair value of the SAFE liability during the three months ended March 31, 2024 and 2023 were recorded in other income (expense) in the condensed statement of operations.

2024 SAFE instruments

On March 21, 2024, the Company issued a SAFE to TPAV, LLC, a related party, and to a third-party investor for a total purchase amount of $1,000,000, or $500,000 for each investor. The SAFE instruments can be converted at any time before expiration or termination of the instrument into 188,888 shares, or 94,444 for each investor, of the Company’s series seed redeemable convertible preferred stock at a price per share of $5.294118, subject to adjustment in certain events.

If there is a liquidity event before the expiration or termination of the SAFE instruments, at the option of the investors, they will receive either (i) a cash payment equal to their purchase amount or (ii) automatically receive 188,888 shares, or 94,444 for each investor, of the Company’s common stock at a price per share of $5.294118, subject to adjustment in certain events. A liquidity event includes a change of control event or the closing of an initial public offering of the Company’s common stock.

In the event of a voluntary or involuntary dissolution event of the Company before the expiration or termination of the SAFE instrument, the investors will receive a cash payment equal to their purchase amount.

The SAFE instrument had a fair value of $3.4 million on issuance, which was recorded as a liability in the condensed balance sheet and resulted in a loss on issuance of $2.4 million. There were no changes in the fair value of the SAFE liability from the date of issuance through March 31, 2024. See Note 4 for further discussion on the SAFE liability and the related valuations.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

7	Redeemable convertible preferred stock

In January 2022, the Company issued an aggregate of 906,668 shares of its series seed redeemable convertible preferred stock (“preferred stock) at a purchase price of $5.294118 per share in exchange for cash proceeds of $4,790,007, net of $10,000 in legal fees reimbursed by the Company to the investors.

Pursuant to the terms of the Series Seed Preferred Stock Purchase Agreement (the “Agreement”), the Company was obligated to sell additional shares of its preferred stock to the same investors at a cash purchase price of $5.294118 per share in two subsequent closings upon achievement of certain milestones. The first closing specified the sale and issuance of 566,666 shares of preferred stock on the achievement of the Target 1 milestone (the “First Tranche Closing”). The second closing specified the sale and issuance of 226,666 shares of preferred stock on the achievement of the Target 2 milestone (the “Second Tranche Closing”). The Company determined that its obligation to issue additional shares represent freestanding instruments, initially recorded at fair value, with fair value changes recorded in other income (expense) in the statement of operations. In June 2022, the Company completed the First Tranche Closing and issued 566,666 shares of its preferred stock in exchange for gross cash proceeds of $2,999,996, thereby settling the First Tranche Closing tranche liability. In September 2022, the Company completed the Second Tranche Closing and issued 226,666 shares of its preferred stock in exchange for gross cash proceeds of $1,199,997, thereby settling the Second Tranche Closing tranche liability. Immediately prior to the closing of the First and Second Tranche Closings, the Company remeasured the respective tranche liability to its then fair value and the tranche liability balance was reclassified to convertible preferred stock. See Note 4 for further discussion on the preferred stock tranche liabilities and the related valuations.

In September 2022, the Agreement was amended to authorize the issuance of an additional 766,888 shares of its preferred stock at a purchase price of $5.294118 per share in exchange for gross cash proceeds of $4,059,996. This closing occurred in September 2022.

Redeemable convertible preferred stock consisted of the following:

As of March 31, 2024 and December 31, 2023
Series	Shares authorized	Shares issued and outstanding	Aggregate liquidation preferrence	Carrying value
Series Seed	2,466,888	2,466,888	$13,059,996	$12,287,547
	2,466,888	2,466,888	$13,059,996	$12,287,547

The following are the key terms of the preferred stock:

Dividends

The holders of shares of preferred stock are entitled to receive dividends, out of any assets legally available, prior and in preference to any declaration or payment of any dividend on the common stock, payable only if and when declared. Such dividends are non-cumulative.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of common stock and preferred stock in proportion to the number of shares of common stock that would be held by each such holder of all shares of preferred stock were converted to common stock at the then effective conversion rate. No dividends have been declared to date.

Optional Conversion

Each share of preferred stock is convertible at the option of the holder at any time after the issuance date of such share into such number of shares of common stock as is determined by dividing the applicable original issue price by the applicable conversion price for such series. The initial conversion price per share for each series of preferred stock shall be the original issue price of $5.294118 per share. Adjustments to the conversion price, if any, occur if additional shares of common stock have been issued at a price less than the respective preferred stock.

Automatic Conversion

Each share of preferred stock will automatically convert into shares of common stock at the conversion rate at the time in effect for such series of preferred stock immediately upon either of (1) the closing of the Company’s sale of its common stock in an initial public offering pursuant to a registration statement on Form S-1 that results in at least $30.0 million of gross proceeds; or (2) the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of a majority of the then outstanding shares of preferred stock (voting together as a single class and not as separate series, and on an as-converted basis).

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the preferred stock are entitled to receive out of the proceeds or assets of the Company available for distribution to its stockholders, prior and in preference to any distribution of the proceeds to the holders of common stock, a liquidation preference in the amount per share equal to the sum of the original issue price of $5.294118 per share, plus any declared but unpaid dividends on such share.

If the assets of the Company are insufficient to pay the holders of the preferred stock the full amount, the holders of the preferred stock will share ratably in any distribution of the assets available for distribution.

If preferential amounts are paid in full, the remaining assets of the Company are distributed among the holders of the preferred stock and common stock pro rata based on the number of shares held by each shareholder.

Voting rights

Each share of preferred stock has a number of votes equal to the number of shares of common stock into which it is convertible. Except as provided in the Company’s amended or restated articles of incorporation, the holders of preferred stock and the holders of common stock vote together as one single class.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

The holders of preferred stock are entitled to elect two directors of the Company. The holders of preferred stock and common stock (voting together as a single class and on an as converted basis) are entitled to elect the two remaining directors.

Redemption

The preferred stock is not redeemable at the option of the holder.

8	Stockholders’ deficit

The voting, dividend, and liquidation rights of the holders of the Company’s common stock are subject to and qualified by the rights, powers, and preferences of the holders of the preferred stock set forth above. Each share of common stock entitles the holder to one vote, together with the holders of the preferred stock, on all matters submitted to the stockholders for a vote. The holders of common stock are entitled to receive dividends, if any, as declared by the Company’s board of directors, subject to the preferential dividend rights of redeemable convertible preferred stock. As of March 31, 2024 and December 31, 2023, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue 10,000,000 shares of common stock with a par value of $0.0001 per share. There are 200,000 shares of common stock issued and outstanding.

The following table summarizes the Company’s shares of common stock reserved for issuance:

	As of
	March 31,	December 31,
	2024	2023
Conversion of redeemable convertible series seed preferred stock	2,466,888	2,466,888
Options issued and outstanding under the 2021 plan	454,000	454,000

9	Research and Development Arrangements and Related Party Transactions

Research and development arrangements with related parties

During January 2022, the Company entered into a Master Research and Development Agreement with Viriom, Inc. (“Viriom”), pursuant to which Viriom provides service related to research and development in the area of virology. The Company also entered into the License Agreement with Viriom on January 20, 2023, as further discussed in Note 6. Dr. Iain Dukes, Chairman of the Company’s board of directors, is a stockholder of Viriom and a member of its board of directors. During the three months ended March 31, 2024 and 2023, $0.0 million and $2.7 million, respectively, was expensed as research and development cost in the condensed statements of operations related to Viriom services.

During September 2022, the Company entered into a Master Research and Development Agreement with ChemDiv, Inc. (“ChemDiv”), pursuant to which ChemDiv provides services related to preclinical drug discovery to the Company. Dr. Nikolay Savchuk, CEO of the Company, is a stockholder of ChemDiv and a member of its board of directors. During the three months ended March 31, 2024 and 2023, $3.3 million and $0.6 million, respectively, was expensed as research and development cost in the condensed statements of operations related to ChemDiv services. As of March 31, 2024 and December 31, 2023, the Company recorded $4.9 million and $2.5 million, respectively, as accrued expense relating to ChemDiv services in the condensed balance sheets.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

10	Share-based compensation

In December 2021, the Company adopted the Trawsfynydd Therapeutics, Inc. 2021 Stock Plan (the “2021 Plan”). The 2021 Plan allows the Company to issue options to certain employees, officers, directors, and consultants at any time as determined by the Board of Directors.

As of March 31, 2024, the maximum number of shares with respect to which options may be issued under the 2021 Plan were 454,000, which is reduced upon the issuance of shares related to the exercise of any outstanding options granted and is subject to adjustment in the event of a merger, reorganization, stock split, dividend, or other change in the Company’s capitalization. As of March 31, 2024, there were no shares available to be issued under the 2021 Plan.

Option awards granted generally vest (i) in a series of 24 successive equal monthly installments measured from the Vesting Commencement Date, (ii) based on a specific vesting schedule as agreed upon between the employee and the Company and generally expire 10 years after the grant date or vesting commencement date, as applicable.

Total share-based compensation expense is included in the Company’s condensed statements of operations as follows:

	For the three months ended March 31,
	2024	2023
General and administrative	$63,791	$0
Total	$63,791	$0

As of March 31, 2024, there was $0.2 million of total unrecognized share-based compensation costs related to the Company’s option awards which is expected to be recognized over a weighted-average period of approximately 0.75 years.

Trawsfynydd Therapeutics, Inc.

Notes to the Condensed Financial Statements

For the three months ended March 31, 2024 and 2023

(unaudited)

There were no stock options granted during the three months ended March 31, 2024. A summary of option award activity under the 2021 Plan is presented below.

	Number of awards	Weighted average exercise price	Weighted average remaining contractual term (in years)
Outstanding at January 1, 2024	454,000	$1.30	9.88
Granted	-	-
Forfeited or expired	-	-
Outstanding at March 31, 2024	454,000	1.30	9.63
Exercisable at March 31, 2024	432,688	$1.28	9.63

11	Subsequent events

The Company evaluated the potential impact of subsequent events on the financial statements through June 17, 2024, the date the financial statements were available to be issued.

Traws Pharma, Inc. Merger

On April 1, 2024, Onconova Therapeutics, Inc., a Delaware corporation (“Onconova”), acquired the Company, in accordance with the terms of an Agreement and Plan of Merger, dated April 1, 2024 (the “Merger Agreement”), by and among Onconova, Traws Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), Traws Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), and the Company. Pursuant to the Merger Agreement, First Merger Sub merged with and into the Company, pursuant to which the Company was the surviving corporation (the “First Merger”). Immediately following the First Merger, the Company merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity and a wholly owned subsidiary of Onconova (the “Second Merger” and together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Immediately prior to the merger, the SAFE liability was settled, whereby Viriom received 2,466,888 shares of the Company’s common stock. Under the terms of the Merger Agreement, upon the consummation of the Merger on April 1, 2024 (the “Closing”), in exchange for the outstanding shares of capital stock of the Company immediately prior to the effective time of the First Merger, Onconova issued to the stockholders of the Company an aggregate of (A) 3,549,538 shares of common stock of Onconova, par value $0.01 per share (the “Common Stock”) and (B) 10,359.0916 shares of Series C Preferred Stock (as defined and described below). Each share of Series C Preferred Stock is convertible into 10,000 shares of Common Stock, subject to certain conditions described below. In addition, Onconova assumed all of the Company stock options immediately outstanding prior to the First Merger, each becoming an option to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Options”). No portion of the Assumed Options will be exercisable unless and until the Meeting Proposals are approved by Onconova stockholders. Once exercisable, the Assumed Options will be exercisable for an aggregate of 9,138,611 shares of Common Stock. Following the effective time of the Second Merger, the Onconova changed its name to “Traws Pharma, Inc.”